As filed with the Securities and Exchange Commission on November 9, 2007.	Registration No. 333-129529

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2144267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan 48060
(Address of Principal Executive Offices)  (Zip Code)

SEMCO Energy, Inc.
Deferred Compensation
and
Stock Purchase Plan
For Non-Employee Directors
(Full title of the plan)

Peter F. Clark, Esq.
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(Name and address of agent for service)

(248) 458-6152
(Telephone number, including area code, of agent for service)

With copies to:
Terry C. Bridges, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3163

DEREGISTRATION OF SECURITIES

SEMCO Energy, Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-8 (File No. 333-129529) to deregister securities which were registered for issuance pursuant to the Company’s Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (the “Plan”).  The registration statement covered 240,171 shares of the Company’s common stock, par value $1.00 (the “Common Stock”), for issuance in accordance with the Plan.  This post-effective amendment is being filed to deregister all shares of Common Stock under the Plan that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 9, 2007.

SEMCO Energy, Inc. (Registrant)

By:	/s/ Michael V. Palmeri
Michael V. Palmeri
Senior Vice President, Chief Financial Officer and Treaurer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Schreiber, Jr.	President and Chief Executive Officer and Director	November 9, 2007
George A. Schreiber, Jr.	(principal executive officer)

/s/ Michael V. Palmeri	Senior Vice President, Chief Financial Officer, Treasurer	November 9, 2007
Michael V. Palmeri	and Director (principal financial and accounting officer)

/s/ Peter F. Clark	Senior Vice President, General Counsel and Director	November 9, 2007
Peter F. Clark, Esq.